UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 21, 2014
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FROZEN FOOD GIFT GROUP, INC.
(Exact name of registrant as specified in its charter)
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Delaware	333-165406	27-1668227
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

8844 Hillcrest Road, Kansas City, MO 64138
816-767-8783

With Copies to:
Gary L. Blum
Law Offices of Gary L. Blum
3278 Wilshire Boulevard, Suite 603
Los Angeles, CA 90010
(213) 381-7450

(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
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The Company Corporation
2711 Centerville Road, Suite 400, Wilmington, DE 19808
800-818-6082
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On April 21, 2014, the Superior Court of the State of California for the County of Los Angeles – Central District (the “Court”) entered an Order for Approval of Stipulation for Settlement of Claims (the “Order”) in the matter titled Ironridge Global IV, Ltd. (“Ironridge”) v. APT Group, Inc; Frozen Food Gift Group, Inc. (the “Company”). The Order and the Stipulation for Settlement of Claims, dated April 21, 2014, between the Company and Ironridge (the “Stipulation”), provides for the full and final settlement of Ironridge’s $2,377,000 claim against the Company (the “Claim Amount”) in connection with past due amounts owed to a creditor in connection with trade payables and prior credit agreements which Ironridge purchased from such third party pursuant to a Receivable Purchase Agreement, dated on or around April 22, 2014 (the “Claim”).

Pursuant to the terms of the Order and the Stipulation, the Company was required to issue and deliver to Ironridge up to 9.99% of the Company’s common stock (the “Initial Issuance”, which shares were issued to Ironridge on April 23, 2013, the “Issuance Date”), par value $0.00001 per share (the “Common Stock”) of the Company, in settlement of the Claim which shares are subject to adjustment provided below:

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From the date of the Stipulation until that number of consecutive trading days following the Issuance Date required for the aggregate trading volume of the Common Stock to exceed $50,000,000 (the “Calculation Period”), Ironridge will be entitled to that number of shares of Common Stock (the "Final Amount") with an aggregate value equal to (a) the Claim Amount plus a 7% agent fee and reasonable attorney fees and expenses, (b) divided by 80% of the following:  the closing price of the Common Stock on the date of entry of the Order, not to exceed the arithmetic average of the individual volume weighted average prices of any five trading days during the Calculation Period, less $0.002 per share; all as reported by the Bloomberg Professional Service of Bloomberg LP.

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If at any time during the Calculation Period the Initial Issuance is less than any reasonable possible Final Amount or a daily volume weighted average price is below 80% of the closing price on the day of the entry of the Order, Ironridge may request that the Company reserve and issue additional shares of Common Stock (“True-Up Shares”).

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At the end of the Calculation Period, if the sum of the Initial Issuance and any True-Up Shares does not equal the Final Amount, adjustments shall be made to the shares of Common Stock issued pursuant to the Stipulation and either additional shares shall be issued to Ironridge or Ironridge shall return shares to the Company for cancellation.

The Stipulation provides that at no time shall shares of Common Stock be issued to Ironridge and its affiliates which would result in them owning or controlling more than 9.99% of the Company’s outstanding Common Stock.

The result of the Order and Stipulation is that a total of $2,377,000 in accounts payable and accrued expenses owed by the Company to a certain party, which was purchased by Ironridge, was satisfied by the issuance of shares of Common Stock as provided above, will come off the balance sheet and will significantly improve the liquidity of the Company.

ITEM 3.02. UNREGISTERED SALES OF SECURITIES.

The Company claims an exemption from registration provided by Section 3(a)(10) of the Securities Act of 1933, as amended for the issuance of up to 9.99% of the shares of the Company’s Common Stock to Ironridge in connection with the Initial Issuance, as the issuance of securities was in exchange for bona fide outstanding claims, where the terms and conditions of such issuance were approved by a court after a hearing upon the fairness of such terms and conditions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FROZEN FOOD GIFT GROUP, INC.

Date: April 24, 2014	By:	/s/ TROY A. COVEY
Troy A. Covey
President, Director, and Principal Executive Officer

By:	/s/ WAYNE PATTERSON
Wayne Patterson
Chief Executive Officer

By:	/s/ ALEXANDER KRAMER
Alexander Kramer
Principal Financial Officer and Principal Accounting Officer